Investing for the long run® COVID-19 Update February 12, 2021 Exhibit 99.3 ``

Investing for the Long Run® | 2 Rent Paid 98% Rent Deferred — Rent Not Paid 2% 98% 2% January Rent Payment Status Total January Rent Due % of total ABR % of January rent due and paid (1) Industrial 25% 100% Warehouse 22% 97% Office 23% 99% Retail 18% 96% Fitness, Theater and Restaurants (2) 1% 32% Self Storage (net lease) 5% 100% Other (3) 6% 100% Total 100% 98% % of total ABR % of January rent due and paid (1) U.S. 61% 99% Europe 37% 96% Other (4) 2% 100% Total 100% 98% WPC has collected 98% of January rent due Property Type Geography Note: ABR presented as of December 31, 2020, unless otherwise noted. Percentages may not add to totals due to rounding. (1) Reflects payments from tenants with rental payments due from December 20, 2020 to January 19, 2021 expressed as a percentage of ABR. Excludes rent paid in advance of the January collection period. (2) The decline in the percentage of rent due and paid in January primarily reflects quarterly-scheduled rents for certain tenants (which are therefore excluded from both the numerator and denominator). (3) Includes net lease lodging assets, education facilities, laboratories and student housing properties. (4) Includes Canada, Mexico and Japan. % of ABR from January rent due (1)

Investing for the Long Run® | 3 99% 1% 4Q20 Rent Payment Status Total Rent Due 4Q20 % of total ABR % of 4Q20 rent due and paid (1) Industrial 24% 100% Warehouse 23% 99% Office 23% 100% Retail 17% 99% Fitness, Theater and Restaurants 1% 82% Self Storage (net lease) 5% 100% Other (2) 7% 100% Total 100% 99% % of total ABR % of 4Q20 rent due and paid (1) U.S. 63% 99% Europe 35% 99% Other (3) 2% 100% Total 100% 99% WPC collected 99% of rent due in the fourth quarter Property Type Geography Note: ABR presented as of September 30, 2020. Percentages may not add to totals due to rounding. (1) Reflects payments from tenants with rental payments due from September 20, 2020 to December 19, 2020 expressed as a percentage of ABR. Excludes rent paid in advance of the 4Q20 rent collection period. (2) Includes net lease lodging assets, education facilities, laboratories and student housing properties. (3) Includes Canada, Mexico and Japan. Rent Paid 99% Rent Deferred — Rent Not Paid 1% % of ABR from 4Q20 rent due (1)

Investing for the Long Run® | 4 Disclosures The following non-GAAP financial measures are used in this presentation: Pro Rata Metrics This presentation contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30 and December 31, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. Note: Given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results.